UNAUDITED PRO FORMA CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

On April 1, 2017, Hewlett Packard Enterprise Company ("HPE") completed the previously announced separation and merger of its Enterprise Services business ("Everett" or "Everett SpinCo, Inc.") with Computer Sciences Corporation ("CSC") (collectively, the "Everett Transaction"). The Everett Transaction was accomplished by a series of transactions among CSC, HPE, Everett (a wholly-owned subsidiary of HPE) and New Everett Merger Sub Inc., a wholly-owned subsidiary of Everett ("Merger Sub"). HPE transferred its Enterprise Services business to Everett and distributed all of the shares of Everett to HPE stockholders. HPE stockholders received 0.085904 shares of common stock in the new company for every one share of HPE common stock held at the close of business on the record date. Following the distribution, the Merger Sub merged with and into CSC which will continue as a wholly-owned subsidiary of Everett. At the time of the merger, Everett changed its name to DXC Technology Company ("DXC").

In connection with the Everett Transaction, Everett borrowed an aggregate principal amount of approximately $3.5 billion, which consisted of Senior Notes in the principal amount of $1.5 billion and a term loan facility in the principal amount of $2.0 billion. The proceeds from these arrangements were used to fund a $3.0 billion cash dividend payment from Everett to HPE. The obligations under these borrowing arrangements were retained by Everett.

The following Unaudited Pro Forma Condensed Consolidated Financial Statements of Hewlett Packard Enterprise for the three months ended January 31, 2017 and Unaudited Pro Forma Consolidated Financial Statements for the fiscal years ended October 31, 2016 and 2015 and Unaudited Pro Forma Combined Financial Statement for the fiscal year ended October 31, 2014 reflect Hewlett Packard Enterprise's results of operations as if the Everett Transaction occurred on November 1, 2013 (the first day of HPE's fiscal 2014). The following Unaudited Pro Forma Condensed Consolidated Balance Sheet of Hewlett Packard Enterprise as of January 31, 2017 assumes the Everett Transaction occurred on January 31, 2017. Beginning in the second quarter of fiscal 2017, following the completion of the Everett Transaction, all results and balances associated with Everett will be reflected in Hewlett Packard Enterprise's consolidated financial statements as discontinued operations.

The Unaudited Pro Forma Condensed Consolidated and Combined Financial Statements are presented based on information currently available and are intended for information purposes and are not intended to represent what HPE's financial position and results of operations actually would have been had the Everett Transaction occurred on the date indicated. In addition, the Unaudited Pro Forma Condensed Consolidated and Combined Financial Statements are not necessarily indicative of HPE’s financial position and results of operations for any future period.

The Unaudited Pro Forma Condensed Consolidated and Combined Financial Statements should be read in conjunction with:

i.	the Hewlett Packard Enterprise Annual Report on Form 10-K for the fiscal year ended October 31, 2016;

ii.	the Hewlett Packard Enterprise Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2017;

iii.	Amendment No.1 to the Everett SpinCo, Inc. Registration Statement on Form 10, filed with the Securities and Exchange Commission ("SEC") on February 24, 2017; and

iv.	the Everett SpinCo, Inc. Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2017.

The historical column in the Unaudited Pro Forma Condensed Consolidated and Combined Financial Statements reflects HPE’s historical financial statements for the periods presented.

The amounts in the Everett discontinued operations column in the Unaudited Pro Forma Condensed Consolidated and Combined Financial Statements were derived from the Combined Financial Statements included in Amendment No.1 to the Everett SpinCo, Inc. Registration Statement on Form 10 and the Condensed Combined Financial Statements included in the Everett SpinCo, Inc. Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2017, adjusted for certain items which are relevant to the continuing operations of HPE.

The pro forma adjustments are based on available information and assumptions that HPE’s management believes are reasonable, that reflect the impact of events directly attributable to the Everett Transaction and related transaction agreements that are factually supportable, and for purposes of the statements of earnings, are expected to have a continuing impact on HPE. The pro forma adjustments do not reflect future events that may occur after the Everett Transaction.

Hewlett Packard Enterprise Company and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Earnings
Three months ended January 31, 2017
(In millions, except per share amounts)

	Historical	Discontinued Operations	Pro Forma Adjustments	Notes	Pro Forma HPE
		Everett
Net revenue:
Products	$4,246	$(8)	$59	(B)	$4,297
Services	7,068	(4,029)	127	(B)	3,166
Financing income	93	—	—		93
Total net revenue	11,407	(4,037)	186		7,556
Costs and expenses:
Cost of products	2,838	(9)	58	(A) (B)	2,887
Cost of services	5,204	(3,462)	129	(A) (B)	1,871
Financing interest	66	—	—		66
Research and development	485	(5)	1	(A)	481
Selling, general and administrative	1,759	(348)	43	(A)	1,454
Amortization of intangible assets	101	—	—		101
Restructuring charges	177	(61)	—		116
Acquisition and other related charges	44	—	—		44
Separation costs	276	(195)	4	(C)	85
Defined benefit plan settlement charges and remeasurement (benefit)	(6)	1	—		(5)
Total costs and expenses	10,944	(4,079)	235		7,100
Earnings from operations	463	42	(49)		456
Interest and other, net	(78)	—	—		(78)
Tax indemnification adjustments	(18)	—	—		(18)
Loss from equity interests	(22)	—	—		(22)
Earnings before taxes	345	42	(49)		338
Provision / benefit for taxes	(78)	(19)	14	(D)	(83)
Net earnings	$267	$23	$(35)		$255
Net earnings per share:
Basic	$0.16				$0.15
Diluted	$0.16				$0.15
Weighted-average shares used to compute net earnings per share:
Basic	1,669				1,669
Diluted	1,700				1,700

Hewlett Packard Enterprise Company and Subsidiaries
Unaudited Pro Forma Consolidated Statement of Earnings
Fiscal year ended October 31, 2016
(In millions, except per share amounts)

	Historical	Discontinued Operations	Pro Forma Adjustments	Notes	Pro Forma HPE
		Everett
Net revenue:
Products	$19,250	$(51)	$247	(B)	$19,446
Services	30,509	(17,657)	530	(B)	13,382
Financing income	364	—	—		364
Total net revenue	50,123	(17,708)	777		33,192
Costs and expenses:
Cost of products	12,715	(85)	257	(A) (B)	12,887
Cost of services	22,543	(15,121)	535	(A) (B)	7,957
Financing interest	249	—	—		249
Research and development	2,298	(28)	16	(A)	2,286
Selling, general and administrative	7,821	(1,626)	231	(A)	6,426
Amortization of intangible assets	755	(330)	—		425
Restructuring charges	1,236	(706)	—		530
Acquisition and other related charges	178	(13)	—		165
Separation costs	598	(321)	132	(C)	409
Gain on H3C and MphasiS divestitures	(2,420)	—	—		(2,420)
Total costs and expenses	45,973	(18,230)	1,171		28,914
Earnings from operations	4,150	522	(394)		4,278
Interest and other, net	(312)	27	—		(285)
Tax indemnification adjustments	317	—	—		317
Loss from equity interests	(76)	—	—		(76)
Earnings before taxes	4,079	549	(394)		4,234
Provision / benefit for taxes	(918)	15	107	(D)	(796)
Net earnings	$3,161	$564	$(287)		$3,438
Net earnings per share:
Basic	$1.84				$2.00
Diluted	$1.82				$1.98
Weighted-average shares used to compute net earnings per share:
Basic	1,715				1,715
Diluted	1,739				1,739

Hewlett Packard Enterprise Company and Subsidiaries
Unaudited Pro Forma Consolidated Statement of Earnings
Fiscal year ended October 31, 2015
(In millions, except per share amounts)

	Historical	Discontinued Operations	Pro Forma Adjustments	Notes	Pro Forma HPE
		Everett
Net revenue:
Products	$19,635	$(123)	$316	(B)	$19,828
Services	32,111	(18,399)	482	(B)	14,194
Financing income	361	—	—		361
Total net revenue	52,107	(18,522)	798		34,383
Costs and expenses:
Cost of products	12,978	(142)	340	(A) (B)	13,176
Cost of services	23,950	(16,209)	504	(A) (B)	8,245
Financing interest	240	—	—		240
Research and development	2,338	(21)	6	(A)	2,323
Selling, general and administrative	8,025	(1,814)	193	(A)	6,404
Amortization of intangible assets	852	(399)	—		453
Restructuring charges	954	(722)	—		232
Acquisition and other related charges	89	—	—		89
Separation costs	797	(258)	258	(C)	797
Defined benefit plan settlement charges	225	(233)	—		(8)
Impairment of data center assets	136	(136)	—		—
Total costs and expenses	50,584	(19,934)	1,301		31,951
Earnings from operations	1,523	1,412	(503)		2,432
Interest and other, net	(51)	41	—		(10)
Loss from equity interests	(2)	—	—		(2)
Earnings before taxes	1,470	1,453	(503)		2,420
Benefit for taxes	991	(254)	25	(D)	762
Net earnings	$2,461	$1,199	$(478)		$3,182
Net earnings per share:
Basic	$1.36				$1.76
Diluted	$1.34				$1.74
Weighted-average shares used to compute net earnings per share:
Basic	1,804				1,804
Diluted	1,834				1,834

Hewlett Packard Enterprise Company and Subsidiaries
Unaudited Pro Forma Combined Statement of Earnings
Fiscal year ended October 31, 2014
(In millions, except per share amounts)

	Historical	Discontinued Operations	Pro Forma Adjustments	Notes	Pro Forma HPE
		Everett
Net revenue:
Products	$19,171	$(175)	$456	(B)	$19,452
Services	35,551	(20,924)	646	(B)	15,273
Financing income	401	—	—		401
Total net revenue	55,123	(21,099)	1,102		35,126
Costs and expenses:
Cost of products	12,394	(259)	488	(A) (B)	12,623
Cost of services	26,815	(18,537)	672	(A) (B)	8,950
Financing interest	277	—	—		277
Research and development	2,197	(37)	(1)	(A)	2,159
Selling, general and administrative	8,717	(2,214)	292	(A)	6,795
Amortization of intangible assets	906	(398)	—		508
Restructuring charges	1,471	(1,048)	—		423
Acquisition and other related charges	11	—	—		11
Total cost and expenses	52,788	(22,493)	1,451		31,746
Earnings from operations	2,335	1,394	(349)		3,380
Interest and other, net	(91)	63	—		(28)
Earnings before taxes	2,244	1,457	(349)		3,352
Provision / benefit for taxes	(596)	(84)	32	(D)	(648)
Net earnings	$1,648	$1,373	$(317)		$2,704
Net earnings per share:
Basic	$0.91				$1.50
Diluted	$0.90				$1.47
Weighted-average shares used to compute net earnings per share:
Basic	1,804				1,804
Diluted	1,834				1,834

Hewlett Packard Enterprise Company and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of January 31, 2017
(in millions, except par value)
	Historical	Discontinued Operations	Pro Forma Adjustments	Notes	Pro Forma HPE
		Everett
ASSETS
Current assets:
Cash and cash equivalents	$9,858	$—	$3,008	(E)	$12,866
Accounts receivable	6,482	(3,263)	—		3,219
Financing receivables	2,922	—	365	(F)	3,287
Inventory	1,988	(35)	—		1,953
Other current assets	4,275	(1,471)	—		2,804
Total current assets	25,525	(4,769)	3,373		24,129
Property, plant and equipment	9,497	(3,467)	—		6,030
Long-term financing receivables and other assets	13,604	(2,303)	34	(F)(G)	11,335
Investments in equity interests	2,620	—	—		2,620
Goodwill	24,252	—	—		24,252
Intangible assets	1,164	—	—		1,164
Total assets	$76,662	$(10,539)	$3,407		$69,530
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Notes payable and short-term borrowings	$3,520	$(3)	$—		$3,517
Accounts payable	5,535	(871)	—		4,664
Employee compensation and benefits	1,736	(793)	—		943
Taxes on earnings	538	(53)	—		485
Deferred revenue	4,712	(876)	—		3,836
Accrued restructuring	510	(259)	—		251
Other accrued liabilities	5,135	(1,250)	—		3,885
Total current liabilities	21,686	(4,105)	—		17,581
Long-term debt	12,270	(388)	—		11,882
Other liabilities	11,132	(1,869)	—		9,263
Commitments and contingencies
Stockholders' equity
HPE stockholders' equity:
Preferred stock, $0.01 par value (300 shares authorized; none issued and outstanding)	—	—	—		—
Common stock, $0.01 par value (9,600 shares authorized; 1,663 shares issued and outstanding at January 31, 2017)	17	—	—		17
Additional paid-in capital	34,848	—	—		34,848
Retained earnings / Parent Company investment in Everett SpinCo, Inc.	2,760	(6,628)	3,407	(H)	(461)
Accumulated other comprehensive loss	(6,124)	2,484	—		(3,640)
Total HPE stockholders' equity	31,501	(4,144)	3,407		30,764
Non-controlling interests	73	(33)	—		40
Total stockholders' equity	31,574	(4,177)	3,407		30,804
Total liabilities and stockholders' equity	$76,662	$(10,539)	$3,407		$69,530

Hewlett Packard Enterprise Company and Subsidiaries
Notes to Unaudited Pro Forma Condensed Consolidated and Combined Financial Statements

The Unaudited Pro Forma Condensed Consolidated and Combined Statements of Earnings for the three months ended January 31, 2017 and for the fiscal years ended October 31, 2016, 2015 and 2014 and the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of January 31, 2017 include the following pro forma adjustments:

(A)	Reflects general corporate overhead costs which were historically allocated to the Everett business unit.
(B)	Represents intercompany revenues and costs that will be treated as third-party arrangements.
(C)
Reflects the retention of separation costs by HPE which were allocated to Everett's results of operations for the three months ended January 31, 2017 and fiscal years ended October 31, 2016 and 2015. These costs were incurred as part of HPE's separation from HP Inc. and were primarily related to third-party consulting, contractor fees and other incremental costs.

(D)	Represents the tax impact of the pro forma adjustments at the applicable statutory income tax rates, exclusive of jurisdictions with a full valuation allowance.
(E)	Represents the cash dividend payment from Everett to HPE.
(F)	Represents intercompany lease arrangements that will be treated as third-party capital leases in connection with the Everett Transaction.
(G)	Reflects certain tax reclassifications and remeasurements in connection with the Everett Transaction.
(H)	Represents adjustments to Retained earnings as a result of notes (E), (F) and (G) above.